Exhibit 99.2

                        United Community Bankshares, Inc.
               Proxy Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints _______________ and _______________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at a Special Meeting of Shareholders of United Community Bankshares, Inc. ("UCB") to be held at the Virginia Diner, Highway 460, Wakefield, Virginia on October __, 1998 at 9:30 a.m., local time, or any adjournments thereof, for the following purposes:

         1. To approve the Agreement and Plan of Reorganization, dated as of July 8, 1998, between UCB and Mid-Atlantic Community BankGroup, Inc. ("MACB") and a related Plan of Merger (collectively, the "Reorganization Agreement"), providing for a Merger between UCB and MACB (the "Reorganization") upon the terms and conditions therein, including, among other things, that each issued and outstanding share of UCB common stock will be exchanged for
                1.075 shares of MACB Common Stock, with cash being paid in lieu of issuing fractional shares. The Reorganization Agreement is enclosed with the accompanying Joint Proxy Statement as Appendix A.

                    [  ]  FOR          [  ]  AGAINST          [  ]  ABSTAIN


         2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.




                                      __________________________________________
                                                     Signature



                                      __________________________________________
                                                     Signature


                                      Dated:

                                      (In signing as Attorney, Administrator,
                                      Executor, Guardian or Trustee, please
                                      add your title as such)


                   PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY